Exhibit 99.1

Hillenbrand Announces Definitive Agreement to Sell Cimcool Business to DuBois Chemicals, Inc.

•	Enhances portfolio and enables greater focus on core platform businesses
•	Strengthens financial position with cash proceeds to be used toward de-leveraging activities

BATESVILLE, Ind., March 20, 2020 /PRNewswire/ -- Hillenbrand, Inc. (NYSE: HI) announced today that it has reached a definitive agreement to sell its Cimcool business to DuBois Chemicals, Inc. (DuBois). The sale follows Hillenbrand’s previously announced strategic review of alternatives for this business, which was part of the 2019 acquisition of Milacron Holdings Corp.

Hillenbrand’s wholly-owned subsidiary Milacron LLC (Milacron) entered into an Equity and Asset Purchase Agreement with DuBois, pursuant to which DuBois will acquire the Cimcool business at a purchase price of approximately $224 million in cash, subject to certain customary closing adjustments. In addition, DuBois has agreed to pay up to $26 million in contingent purchase price upon a future sale of the combined DuBois and Cimcool businesses, conditioned upon DuBois’ ultimate sponsor receiving elevated levels of return on equity, for an aggregate purchase price not to exceed $250 million should these conditions be met.

“The divestiture of Cimcool aligns with our previously disclosed intent to seek strategic alternatives for the business and allows us to remain focused on the continued integration of the Milacron APPT and MDCS businesses with Hillenbrand,” said Joe Raver, president and CEO of Hillenbrand. “The proceeds from the sale will be used for de-leveraging activities, strengthening our financial position as we seek to enhance our leadership positions in the industrial platforms that represent our most compelling opportunities for profitable growth.”

Founded in 1920, DuBois is a premier provider of customized and value-added specialty chemicals solutions and services to more than 15,000 customers. DuBois researches, develops, manufactures, and supports a broad range of specialty chemical products and related equipment to provide solutions to customers’ most challenging performance, quality, cost, safety, and compliance issues for a variety of industries.

“We are excited that our customers will have access to a new set of solutions, applications experts, and technical service resources to support and add value to their businesses,” said Jeff Welsh, President and CEO of DuBois. “We believe that this acquisition will allow us to increase our presence among significant customers and important segments. The expanded product portfolio of the combined organization will also allow us to meet our customers’ evolving needs in new applications areas.”

Consistent with its current capital allocation priorities, Hillenbrand intends to use proceeds from the sale for de-leveraging activities.

The closing of the transaction is expected to occur on March 30, 2020, subject to customary closing conditions. Employee consultations required by law may result in a second closing for the Dutch portion of the business, and if required, Milacron has agreed to operate the Dutch business for the benefit of DuBois until that closing, as provided in relevant transaction documents.

Houlihan Lokey served as Hillenbrand’s financial advisor on the disposition.

Hillenbrand plans to update its financial guidance to reflect the transaction at the time of its next regular quarterly earnings call. Investors should not rely upon current guidance, which does not reflect the impact of the transaction.

About Hillenbrand

Hillenbrand (www.hillenbrand.com) is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand's portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under "HI."

About DuBois Chemicals

Founded in 1920, DuBois is a market-leading full-service provider of customized specialty chemical solutions. The company researches, develops, manufacturers, and supports a broad range of customized specialty chemical products and related equipment to provide solutions to customers’ most challenging performance, quality, cost, safety, and compliance issues for a variety of industries. Headquartered in Cincinnati, Ohio, the company leverages its proprietary chemistries and unique on-site service and support to offer a compelling value proposition by reducing downtime, minimizing defects, and extending equipment life for its customers’ most-critical applications. As a result, DuBois maintains strong loyalty across a diverse customer base that relies on its technical expertise and broad suite of product solutions to ensure their machinery, processes, and systems run seamlessly. For more information, please visit www.duboischemicals.com.

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s (the “Company”) expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company, or any companies we may acquire; risks that the integration of Milacron or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; labor disruptions; the impact of the additional indebtedness that the Company has incurred in connection with the acquisition of Milacron and the ability of the Company to comply with financial or other covenants in its debt agreements or meet its de-leveraging goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition in the industries in which we operate, including from nontraditional sources in the death care industry; our level of international sales and operations, including the potential impact of contagious diseases such as the recent coronavirus strain; cyclical demand for industrial capital goods; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended December 31, 2019, filed with the Securities and Exchange Commission on February 5, 2020. We assume no obligation to update or revise any forward-looking information.

CONTACTS

Investor Relations for Hillenbrand
Rich Dudley, Director, Investor Relations
Phone: 812-931-5001
Email: rich.dudley@hillenbrand.com

Corporate Communications for Hillenbrand
Paul Whitmore, Manager, Corporate Communications
Phone: 812-931-5214
Email: paul.whitmore@hillenbrand.com

Communications for DuBois Chemicals

Eric Dill, Vice President, Business Development
Phone: 513-326-8891
Email: eric.dill@duboischemicals.com